$300,000,000

                             CREDIT AGREEMENT

                                dated as of

                             November 1, 1995

                                   among

                        VALERO ENERGY CORPORATION,

                         The Banks Listed Herein,

                Morgan Guaranty Trust Company of New York,
                         as Administrative Agent,

                                    and

                             Bank of Montreal,
                   as Syndication Agent and Issuing Bank

                             TABLE OF CONTENTS
                                                                       Page

                                 ARTICLE I

                                DEFINITIONS

     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . .
     SECTION 1.02.  Accounting Terms and Determinations. . . . . . . . .
     SECTION 1.03.  Types of Borrowings. . . . . . . . . . . . . . . . .

                                ARTICLE II

                                THE CREDITS

     SECTION 2.01.  Commitments to Lend. . . . . . . . . . . . . . . . .
     SECTION 2.02.  Notice of Committed Borrowing. . . . . . . . . . . .
     SECTION 2.03.  Money Market Borrowings. . . . . . . . . . . . . . .
     SECTION 2.04.  Notice to Banks; Funding of Loans. . . . . . . . . .
     SECTION 2.05.  Notes. . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.06.  Maturity of Loans. . . . . . . . . . . . . . . . . .
     SECTION 2.07.  Interest Rates . . . . . . . . . . . . . . . . . . .
     SECTION 2.08.  Facility Fee . . . . . . . . . . . . . . . . . . . .
     SECTION 2.09.  Optional Termination or Reduction of Commitments . .
     SECTION 2.10.  Scheduled Termination of Commitments . . . . . . . .
     SECTION 2.11.  Optional Prepayments . . . . . . . . . . . . . . . .
     SECTION 2.12.  General Provisions as to Payments. . . . . . . . . .
     SECTION 2.13.  Funding Losses . . . . . . . . . . . . . . . . . . .
     SECTION 2.14.  Computation of Interest and Fees . . . . . . . . . .

                                ARTICLE III

                             LETTERS OF CREDIT

     SECTION 3.01.  Letter of Credit Commitment. . . . . . . . . . . . .
     SECTION 3.02.  Letter of Credit Requests. . . . . . . . . . . . . .
     SECTION 3.03.  Letter of Credit Fees. . . . . . . . . . . . . . . .
     SECTION 3.04.  Agreement to Repay Letter of Credit Drawings . . . .
     SECTION 3.05.  Indemnity. . . . . . . . . . . . . . . . . . . . . .

                                ARTICLE IV

                                CONDITIONS

     SECTION 4.01.  Effectiveness. . . . . . . . . . . . . . . . . . . .
     SECTION 4.02.  Borrowings . . . . . . . . . . . . . . . . . . . . .

                                 ARTICLE V

                      REPRESENTATIONS AND WARRANTIES

     SECTION 5.01.  Corporate Existence and Power. . . . . . . . . . . .
     SECTION 5.02.  Corporate and Governmental Authorization; No
                    Contravention. . . . . . . . . . . . . . . . . . . .
     SECTION 5.03.  Binding Effect . . . . . . . . . . . . . . . . . . .
     SECTION 5.04.  Financial Information. . . . . . . . . . . . . . . .
     SECTION 5.05.  Litigation . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.06.  Compliance with ERISA. . . . . . . . . . . . . . . .
     SECTION 5.07.  Environmental Matters. . . . . . . . . . . . . . . .
     SECTION 5.08.  Taxes. . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.09.  Subsidiaries . . . . . . . . . . . . . . . . . . . .
     SECTION 5.10.  Not an Investment Company. . . . . . . . . . . . . .
     SECTION 5.11.  Full Disclosure. . . . . . . . . . . . . . . . . . .

                                ARTICLE VI

                                 COVENANTS

     SECTION 6.01.  Information. . . . . . . . . . . . . . . . . . . . .
     SECTION 6.02.  Payment of Obligations . . . . . . . . . . . . . . .
     SECTION 6.03.  Maintenance of Property; Insurance . . . . . . . . .
     SECTION 6.04.  Conduct of Business and Maintenance of Existence . .
     SECTION 6.05.  Compliance with Laws . . . . . . . . . . . . . . . .
     SECTION 6.06.  Inspection of Property, Books and Records. . . . . .
     SECTION 6.07.  Fixed Charge Coverage. . . . . . . . . . . . . . . .
     SECTION 6.08.  Debt . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 6.09.  Minimum Consolidated Net Worth . . . . . . . . . . .
     SECTION 6.10.  Negative Pledge - Liens. . . . . . . . . . . . . . .
     SECTION 6.11.  Subsidiary Debt. . . . . . . . . . . . . . . . . . .
     SECTION 6.12.  Investments, Loans, Advances . . . . . . . . . . . .
     SECTION 6.13.  Consolidations, Mergers and Transfers of Assets. . .
     SECTION 6.14.  Use of Proceeds. . . . . . . . . . . . . . . . . . .
     SECTION 6.15.  Transactions with Affiliates . . . . . . . . . . . .
     SECTION 6.16.  Lease Payments . . . . . . . . . . . . . . . . . . .
     SECTION 6.17.  Restriction on Other Agreements. . . . . . . . . . .

                                ARTICLE VII

                                 DEFAULTS

     SECTION 7.01.  Events of Default. . . . . . . . . . . . . . . . . .
     SECTION 7.02.  Cash Cover . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.03.  Notice of Default. . . . . . . . . . . . . . . . . .

                               ARTICLE VIII

                         THE ADMINISTRATIVE AGENT

     SECTION 8.01.  Appointment and Authorization. . . . . . . . . . . .
     SECTION 8.02.  Administrative Agent and Affiliates. . . . . . . . .
     SECTION 8.03.  Action by Administrative Agent . . . . . . . . . . .
     SECTION 8.04.  Consultation with Experts. . . . . . . . . . . . . .
     SECTION 8.05.  Liability of Administrative Agent. . . . . . . . . .
     SECTION 8.06.  Indemnification. . . . . . . . . . . . . . . . . . .
     SECTION 8.07.  Credit Decision. . . . . . . . . . . . . . . . . . .
     SECTION 8.08.  Successor Administrative Agent . . . . . . . . . . .
     SECTION 8.09.  Administrative Agent's Fee . . . . . . . . . . . . .
     SECTION 8.10.  Syndication Agent. . . . . . . . . . . . . . . . . .

                                ARTICLE IX

                          CHANGE IN CIRCUMSTANCES

     SECTION 9.01.  Basis for Determining Interest Rate Inadequate
                      or Unfair. . . . . . . . . . . . . . . . . . . . .
     SECTION 9.02.  Illegality . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.03.  Increased Cost and Reduced Return. . . . . . . . . .
     SECTION 9.04.  Taxes. . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.05.  Base Rate Loans Substituted for Affected Fixed
                      Rate Loans . . . . . . . . . . . . . . . . . . . .
     SECTION 9.06.  Borrower's Right to Replace Banks. . . . . . . . . .

                                 ARTICLE X

                               MISCELLANEOUS

     SECTION 10.01.  Notices . . . . . . . . . . . . . . . . . . . . . .
     SECTION 10.02.  No Waivers. . . . . . . . . . . . . . . . . . . . .
     SECTION 10.03.  Expenses; Indemnification . . . . . . . . . . . . .
     SECTION 10.04.  Sharing of Set-Offs . . . . . . . . . . . . . . . .
     SECTION 10.05.  Amendments and Waivers. . . . . . . . . . . . . . .
     SECTION 10.06.  Successors and Assigns. . . . . . . . . . . . . . .
     SECTION 10.07.  Collateral. . . . . . . . . . . . . . . . . . . . .
     SECTION 10.08.  Governing Law; Submission to Jurisdiction . . . . .
     SECTION 10.09.  Counterparts; Integration . . . . . . . . . . . . .
     SECTION 10.10.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . .


Schedule I  - Pricing Schedule

Schedule II - Existing Letters of Credit

Exhibit A - Note

Exhibit B - Money Market Quote Request

Exhibit C - Invitation for Money Market Quotes

Exhibit D - Money Market Quote

Exhibit E - Opinion of Counsel for the Borrower

Exhibit F - Opinion of Special Counsel for the Administrative Agent

Exhibit G - Assignment and Assumption Agreement

Exhibit H - Notice of Borrowing

                             CREDIT AGREEMENT

          AGREEMENT dated as of November 1, 1995, among VALERO ENERGY CORPORATION, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and BANK OF MONTREAL, as Syndication Agent and Issuing Bank.

          The parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

          "Administrative Agent" means Morgan Guaranty in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") and (ii) any Person (other than a Subsidiary of the Borrower) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article IX.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BMO" means Bank of Montreal.

          "Borrower" means Valero Energy Corporation, a Delaware corporation, and its successors.

          "Borrower's Form 10-K" means the Borrower's annual report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrower's Form 10-Q" means the Borrower's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or increased or reduced from time to time pursuant to Section 10.06(c), or the obligation of such Bank to make Committed Loans and to participate in Letters of Credit hereunder in an aggregate amount at any time outstanding not to exceed such amount, as the context may require.

          "Committed Borrowings" has the meaning given such term in Section
1.03.

          "Committed Loan" means a loan made by a Bank pursuant to Section
2.01.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Income Applicable to Common Stock" means, for any period, the net income to common shareholders of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" means at any date the Net Worth of the Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Total Assets" means at any date the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date in accordance with generally accepted accounting principles.

          "Debt" of any Person means at any date, without duplication, (i) all items of indebtedness or liability which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet at the date as of which indebtedness is to be determined, but excluding Net Worth, preferred stock (including, in the case of the Borrower, the Borrower s $8.50 Series A Redeemable Preferred Stock, $1 par value, and the Borrower s $3.125 Convertible Preferred Stock), deferred credits, deferred taxes, accounts payable (not more than 120 days past due), accrued expenses and taxes payable,
(ii) all obligations under leases which, in accordance with generally accepted accounting principles, would at such time (and assuming that the Person was not a regulated enterprise) be required to be capitalized on a balance sheet of such Person, (iii) all non-contingent obligations (and, solely for purposes of Section 6.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (iv) all indebtedness, liabilities or obligations of others of the type described in clause (i), (ii) or (iii) that are Guaranteed by such Person and (v) all indebtedness, liabilities or obligations of others of the type described in clause (i), (ii), (iii) or (iv) that are secured by any Lien upon the properties or assets of such Person, provided that the amount of any Debt of such Person which constitutes Debt of such Person solely by reason of this clause (v) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 4.01.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

          "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

          "Event of Default" has the meaning set forth in Section 7.01.

          "Existing Credit Agreement" means the Credit Agreement dated as of March 31, 1994 among the Borrower, the banks and co agents named therein, Bankers Trust Company and BMO, as Managing Agents, and Bankers Trust Company, as Administrative Agent, as amended to the Effective Date.

          "Existing Letter of Credit" has the meaning provided in Section
3.04.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty on such day on such transactions as determined by the Administrative Agent.

          "Financial Officer" shall mean the chief financial officer, vice president finance, controller, treasurer or assistant treasurer of the Borrower.

          "First Mortgage Notes" means the notes issued pursuant to the Partnership Indenture.

          "Fixed Rate Borrowing" has the meaning set forth in Section 1.03.

          "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section 10.03(b).

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the Termination Date;

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Issuing Bank" means BMO.

          "Letters of Credit" has the meaning set forth in Section 3.01.

          "Letter of Credit Outstandings" means, at any time, the sum (without duplication) of the aggregate Stated Amount of all outstanding Letters of Credit and the aggregate amount of all Unpaid Drawings in respect of Letters of Credit.

          "Letter of Credit Termination Date" means the date falling ten days prior to the Termination Date.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

          "Material Subsidiary" means Valero Refining and Marketing Company, a Delaware corporation; Valero Refining Company, a Delaware corporation; the Partnership, Valero Management Partnership, L.P., a Delaware limited partnership; and each other Subsidiary of the Borrower that would be a "significant subsidiary" as such term is defined in Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended to the date hereof, and their respective successors.

          "Moody's" means Moody's Investors Service. Inc.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Morgan Guaranty" means Morgan Guaranty Trust Company of New York.

          "Multi-employer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Worth" of a Person means at any time the sum of its capital stock, additional paid in capital, retained earnings, and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, less treasury stock; provided, that in the case of the Borrower, "Net Worth" shall not include the liquidation value of any preferred stock classified as redeemable preferred stock in accordance with generally accepted accounting principles.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a notice of borrowing in substantially the form of Exhibit H.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 10.06(b).

          "Partnership" shall mean Valero Natural Gas Partners, L.P., a Delaware limited partnership.

          "Partnership Indenture" means the certain Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 25, 1987, between Valero Management Partnership, L.P., a Delaware limited partnership and State Street Bank & Trust Company (as successor to The Bank of New England, N.A.), and Brian J. Curtis, as Trustee, as amended, supplemented, restated, modified and in effect from time to time.

          "Partnership Leases" shall mean (a) that certain Lease and Agreement dated as of December 1, 1992, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Hydrocarbons, L.P., as lessee, relating to an approximately 200MMcf/d natural gas processing plant near Thompsonville, Texas, (b) that certain Lease and Agreement dated as of December 1, 1992, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Marketing, L.P., as lessee, relating to certain pipeline and fractionator facilities related to the natural gas processing plant referenced in the preceding clause; (c) that certain Lease and Agreement dated as of November 5, 1990, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Transmission, L.P., as lessee, relating to the approximately 105 mile extension of the Partnership s North Texas pipeline system to Carthage, Texas, (d) that certain Lease and Agreement dated as of December 1, 1991, as amended and in effect on the date hereof, between ValeroTex, L.P., and Valero Marketing, L.P., as lessee, relating to the expansion of the Partnership s fractionation and related pipeline facilities in the Corpus Christi, Texas area, and (e) any supplement to the foregoing or any other lease agreement which provides for additional equipment or other facilities to be leased to the Partnership or any of its Subsidiaries and is not required to be capitalized on the books of such lessee under generally accepted accounting principles.

          "Partnership Subsidiaries" shall mean the Partnership and its Subsidiaries, including Valero Management Partnership, L.P., a Delaware limited partnership.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Percentage Participation" means, for each Bank, the percentage obtained by dividing the amount of such Bank's Commitment by the aggregate amount of the Commitments.

          "Permitted Cash Investments" means investments in (i) marketable obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) time deposits with, including certificates of deposit issued by or money market deposits with, any Bank or with any other bank or trust company having combined capital, surplus and undivided profits of not less than $500,000,000 as of the date of its most recent financial statement (collectively the "Permitted Banks"), (iii) bankers acceptances issued by or money market deposits with any Permitted Bank, (iv) commercial paper rated at least P-2 or A-2 by Moody's or S&P, respectively, (v) repurchase agreements with respect to the investments referred to in clauses (i), (ii), (iii) and (iv) with any Permitted Bank or with a major national brokerage firm, (vi) eurodollar time accounts or eurodollar certificates of deposit with any branch of any Permitted Bank, or
(vii) shares of mutual funds that invest solely in investments of the types referred to in clauses (i) through (vi) above.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty in New York City from time to time as its Prime Rate.

          "Reference Banks" means the principal London offices of The Fuji Bank, Limited, BMO and Morgan Guaranty.

          "Refinery" means the petroleum refinery and related facilities owned by Valero Refining Company and located in Nueces County, Texas.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans and the Letter of Credit Outstandings.

          "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Stated Amount" means, as to any Letter of Credit at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

          "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more other Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through one or more other Subsidiaries, has a greater than 50% equity interest at the time.

          "Syndication Agent" means BMO in its capacity as syndication agent hereunder.

          "Termination Date" means November 1, 2000, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Turnaround Quarter" means any fiscal quarter of the Borrower in which either the heavy oil cracker unit or the hydrogen desulfurization unit, hydrocracker, reformer or butane upgrading unit at the Refinery is shut down for scheduled or periodic maintenance for a period in excess of 14 days; provided that, on the date of any determination pursuant to this Agreement, only one of the most recently completed five fiscal quarters may constitute a "Turnaround Quarter," and in the event that more than one such quarter would otherwise qualify as a "Turnaround Quarter" without regard to this proviso, the Borrower shall select one such quarter as the "Turnaround Quarter" for such five fiscal quarter period and shall promptly notify the Banks of such selection.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Unpaid Drawing" has the meaning set forth in Section 3.04(a).

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a "Fixed Rate Borrowing" is a Borrowing comprised of Fixed Rate Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                ARTICLE II

                                THE CREDITS

          SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts requested by the Borrower, provided that the sum of the aggregate principal amount of Committed Loans by such Bank at any one time outstanding and such Bank's ratable share of the Letter of Credit Outstandings at such time shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 4.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans, and re-borrow at any time during the Revolving Credit Period under this Section.

          SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent a Notice of Borrowing not later than 12:30 P.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (b)  the aggregate amount of such Borrowing;

          (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

          (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 12:30 P.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Money Market Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

               (ii) the aggregate amount of such Borrowing, which shall be $1,000,000 or a larger multiple of $1,000,000,

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

               (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

               (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                    (A)  the proposed date of Borrowing;

                    (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $1,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

                    (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

                    (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan; and

                    (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

               (iii)     Any Money Market Quote shall be disregarded if it:

                    (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
(d)(ii);

                    (B)  contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                    (D)  arrives after the time set forth in subsection
(d)(i).

          (e)  Notice to Borrower.

               (i) The Administrative Agent shall promptly notify the Borrower of (A) the terms of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (B) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.

               (ii) The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 12:30 P.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice shall be a Notice of Borrowing which shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

               (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

               (ii) the principal amount of each Money Market Borrowing must be $1,000,000 or a larger multiple of $1,000,000;

               (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

               (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          (e) Nothing in subsection (d) shall be deemed to relieve any Bank from its obligation to make Loans or to prejudice any right which the Borrower may have against any Bank if such Bank defaults in the performance of its obligations under this Agreement.

          SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 4.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears on the third Domestic Business Day following the end of each calendar quarter and on the third Domestic Business Day following the Termination Date (or earlier date of termination of the Commitments in their entirety) for the period to and including the last day of such calendar quarter or the Termination Date (or such earlier date of termination of the Commitments in their entirety). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 9.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) Subject to Section 9.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section
10.01 shall apply.

          SECTION 2.08. Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or such earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings. Any facility fee payable under this Section shall be payable in arrears on the third Domestic Business Day following the end of each calendar quarter and on the third Domestic Business Day following the Termination Date (or earlier date of termination of the Commitments in their entirety) for the period to and including the last day of such calendar quarter or the Termination Date (or such earlier date of termination of the Commitments in their entirety).

          SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings.

          SECTION 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Euro- Dollar Borrowing to Section 2.13, the Borrower may, upon notifying the Administrative Agent no later than 12:30 p.m. (New York City time) on any Domestic Business Day, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 9.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, (i) with respect to any Base Rate Borrowing, by paying the principal amount to be prepaid and (ii) with respect to any Euro-Dollar Borrowing or Money Market Borrowing bearing interest at the Base Rate, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of and basis for determining such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                ARTICLE III

                             LETTERS OF CREDIT


          SECTION 3.01. Letter of Credit Commitment. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Issuing Bank to issue, and the Issuing Bank agrees to issue, at any time and from time to time on or after the Effective Date and prior to the Letter of Credit Termination Date, one or more irrevocable letters of credit ("Letters of Credit") for the account of the Borrower, and for the benefit of any obligee of payment obligations of the Borrower or any of its Subsidiaries, in amounts such that the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings shall at no time exceed the aggregate amount of the Commitments.

          (b) Each Letter of Credit shall be in a form customarily used by the Issuing Bank on the Effective Date or otherwise in such form as may be approved by the Issuing Bank. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank), and shall also be subject to
Section 5-114 of the New York Uniform Commercial Code.

          (c) Each Letter of Credit issued hereunder shall (i) be denominated in United States dollars and provide for the payment of sight drafts and or documents when presented for honor thereunder in accordance with the terms thereof and accompanied by the documents described therein, and (ii) have an expiry date occurring not later than (1) the earliest of one year after the date of issuance or (2) the Letter of Credit Termination Date.
Notwithstanding anything to the contrary contained in clause (ii) of the preceding sentence, if requested prior to the Letter of Credit Termination Date, but not earlier than 45 days prior to the expiry date of any Letter of Credit, the expiry date of such Letter of Credit may be extended for a period of up to one year from the expiry date in effect before giving effect to such extension (but in no event later than the Letter of Credit Termination Date) so long as such Letter of Credit could otherwise be issued at such time pursuant to this Agreement.

          (d) Upon the issuance of any Letter of Credit (or upon the Effective Date with respect to any Existing Letter of Credit), the Issuing Bank shall be deemed to have sold and each Bank shall be deemed to have acquired, an undivided participation in each Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and in each drawing made thereunder in a percentage equal to the Percentage Participation of such Bank.

          SECTION 3.02. Letter of Credit Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Issuing Bank and the Administrative Agent notice no later than 12:30 p.m. (Chicago time) on any Domestic Business Day, including instructions in such notice, and such letter of credit applications or other documents that the Issuing Bank customarily requires in connection therewith. In the event any provision of any letter of credit application is inconsistent with, or in conflict with, any provision of this Agreement, the provisions of this Agreement shall control.

          SECTION 3.03. Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of the Banks, a letter of credit fee at a rate per annum equal to the Letter of Credit Rate (determined daily in accordance with the Pricing Schedule) for such day on the aggregate daily amount available for drawing under all Letters of Credit issued hereunder, such fee to be payable for the account of the Banks ratably in proportion to their participation therein.

          (b) The Borrower agrees to pay the Issuing Bank, for its own account, a letter of credit fee in respect of each Letter of Credit issued hereunder in the amount of 1/64 of 1% of the face amount thereof.

          (c) Fees payable pursuant to subsections (a) and (b) shall be calculated to the end of each calendar quarter and to the Letter of Credit Termination Date, and shall be due and payable on the third Domestic Business Day following the end of each calendar quarter during the term hereof and on the third Domestic Business Day following the Letter of Credit Termination Date.

          SECTION 3.04. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, if and to the extent not reimbursed prior to 2:00 P.M., Chicago time, on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank was reimbursed therefor at a rate per annum which shall be the rate of interest that would be applicable to Base Rate Loans during such period.

          (b) The Borrower s obligations under this Section 3.04 to reimburse the Issuing Bank with respect to Unpaid Drawings in respect of Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including the Issuing Bank in its capacity as issuer of the Letter of Credit or as a Bank), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing. The Borrower assumes all risks as a result of the acts or omissions of the user of any Letter of Credit and all risks of the misuse of any Letter of Credit. The Issuing Bank in its capacity as issuer of any Letter of Credit shall not be liable:

           (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document reasonably believed to be genuine by the Person examining such document in connection with any Letter of Credit, even if it should prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged,

          (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to assign any Letter of Credit or the rights and benefits thereunder or the proceeds thereof,

          (iii) for clerical, administrative or other ministerial errors, such as failure of any draft to bear any reference or adequate reference to any applicable Letter of Credit, or failure of any Person to note the amount of any draft on any applicable Letter of Credit or to surrender or take up any applicable Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in any Letter of Credit, may be waived by the Issuing Bank,

          (iv) for errors, omissions, interruptions or delays in transmissions or delivery of any message, by mail, telegraph, telex or otherwise,

          (v) for any error, neglect, default, suspension or insolvency of any correspondent,

          (vi) for errors in translation or for errors in interpretation of technical terms,

          (vii) for any loss or delay in the transmission or otherwise of any Letter of Credit or any document or draft in connection therewith or the proceeds thereof,

          (viii) for any consequence arising from causes beyond the control of the Issuing Bank, or

          (ix) for any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person which might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of or defense to the Borrower's obligations hereunder. Nothing in this subsection (b) is intended to limit the right of the Borrower to make a claim against the Issuing Bank for damages as contemplated by the proviso to the first sentence of Section 3.05.

          (c) Promptly upon the occurrence of any Unpaid Drawing, the Issuing Bank shall notify the Borrower and the Banks thereof. Failure to give such notice, however, shall not affect the obligations of the Borrower or the Banks in respect of such Unpaid Drawing.

          (d) Promptly after receiving notice of any Unpaid Drawing, each Bank shall pay to the Issuing Bank the amount of such Bank s Percentage Participation in such Unpaid Drawing by transferring the same to the Issuing Bank in immediately available funds at the office specified by it in such notice. To the extent any Bank does not effect such payment on the date of any Unpaid Drawing, such Bank agrees to pay interest to the Issuing Bank on such amount until such payment is made at the overnight Federal Funds Rate. If a Bank shall have made all payments to the Issuing Bank required by this Section, the Issuing Bank shall pay such Bank its proportionate share of all payments received by the Issuing Bank from the Borrower in respect of Unpaid Drawings, all as, and, to the extent possible, when received by the Issuing Bank.

          SECTION 3.05. Indemnity. The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Bank from and against any and all claims, damages, losses, liabilities, costs or expenses which it may incur, and none of the Banks (including any Issuing Bank) nor the Administrative Agent nor any of their officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever (including without limitation the circumstances enumerated in Section 3.04(b) above) in making or failing to make payment under such Letter of Credit; provided that the Borrower shall have a claim against the Issuing Bank for direct (but not consequential) damage suffered by it, to the extent caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request that strictly complies with the terms and conditions of such Letter of Credit. Nothing in this Section
3.05 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                                ARTICLE IV

                                CONDITIONS

          SECTION 4.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

          (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Administrative Agent of an opinion of Stan L. McLelland, Executive Vice President and General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (f) receipt by the Administrative Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 7, 1995. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that (i) the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness and (ii) any letters of credit remaining outstanding following the termination of the Existing Credit Agreement shall be fully cash-collateralized by the Borrower on the Effective Date and the letter of credit fees in connection with such letters of credit shall continue to accrue for the account of Bankers Trust Company following such termination.

     SECTION 4.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing or of the Issuing Bank to issue or extend any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or by the Issuing Bank and the Administrative Agent of a notice as required by Section 3.02, as may be applicable;

          (b) the fact that, immediately after such Borrowing, the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 5.04(c) and 5.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                                 ARTICLE V

                      REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 5.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any reports required to be filed by the Borrower with or to the Securities and Exchange Commission (or any successor thereto) pursuant to the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

          SECTION 5.04.  Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Borrower's Form 10-K for such fiscal year, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's Form 10-Q for the fiscal quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

          (c) Since June 30, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.05. Litigation. Except as disclosed in the Borrower's Form 10-K for 1994 and in the Borrower's Form 10-Q for the second quarter of 1995, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

          SECTION 5.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

          SECTION 5.07.  Environmental Matters.   In the ordinary course of
its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any
related costs and expenses).   On the basis of this review, the Borrower has
reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 5.09. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized or a partnership duly formed, as applicable, validly existing and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole. Each of the Borrower's Subsidiaries has all corporate or partnership, as applicable, power and all governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and where the failure to have any such corporate or partnership power, licenses, authorizations, consents or approvals could reasonably be expected to have a material adverse effect on the business, financial position, results of operation of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 5.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.11. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected materially and adversely to affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                ARTICLE VI

                                 COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Outstandings remain:

          SECTION 6.01. Information. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a Form 10-K of the Borrower and its Consolidated Subsidiaries for such fiscal year as filed with the Securities and Exchange Commission;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Form 10-Q of the Borrower and its Consolidated Subsidiaries for such quarter as filed with the Securities and Exchange Commission;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth whether the Borrower was in compliance with the requirements of Sections 6.07 to 6.13, inclusive, on the date of such financial statements, (ii) with respect to Sections 6.07 to 6.09, inclusive, and Section 6.12, setting forth the calculations in reasonable detail required to establish whether the Borrower was in compliance with the requirements of such Sections and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements.

          (e) within five days after any Financial Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multi-employer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 6.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 6.03.  Maintenance of Property; Insurance.

          (a) The Borrower will keep, and will cause each Subsidiary to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, as would a prudent owner and operator of similar properties.

          (b) The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts and with such levels of deductibles, as are customarily carried under similar circumstances by such other corporations.

          SECTION 6.04.  Conduct of Business and Maintenance of Existence.
The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the business or corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

          SECTION 6.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 6.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which complete and accurate entries shall be made of all financial and business transactions of the Borrower and its Subsidiaries; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 6.07. Fixed Charge Coverage. The Borrower will not permit the ratio of :

          (a) the sum (without duplication) of (i) Consolidated Net Income (excluding extraordinary items) of the Borrower for the applicable period, plus (ii) interest expense for the Borrower and its Subsidiaries on a consolidated basis for such period, plus (iii) deferred federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus (iv) depreciation and amortization expense deducted in determining such Consolidated Net Income for such period, plus (v) other noncash charges deducted in determining such Consolidated Net Income for such period, minus (vi) other noncash credits added in determining such Consolidated Net Income for such period, to

          (b) the sum (without duplication) of (i) interest incurred by the Borrower and its Subsidiaries on a consolidated basis for such period (whether expensed or capitalized), plus (ii) cash dividends paid by the Borrower on its preferred and preference stock during such period (other than dividends paid on preferred and preference stock held by the Borrower or a Subsidiary of the Borrower), plus (iii) cash dividends paid by the Borrower on its common stock during such period (other than dividends reinvested in newly issued or treasury shares of common stock of the Borrower pursuant to any dividend reinvestment plan maintained by the Borrower for holders of its common stock), plus (iv) the amount of mandatory redemptions of preferred or preference stock made by Borrower during such period (excluding redemptions of shares of such preferred or preference stock held by the Borrower or Subsidiaries of the Borrower), to be less than 1.6 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period).

          SECTION 6.08. Debt. Consolidated Debt will at no time exceed 57.5% of the sum of Consolidated Debt plus the Consolidated Net Worth of the Borrower plus the involuntary liquidation value of outstanding shares of redeemable preferred stock of the Borrower.

          SECTION 6.09. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of (i) $818,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income Applicable to Common Stock for each fiscal quarter of the Borrower ending after June 30, 1995 but prior to the date of determination for which fiscal quarter Consolidated Net Income Applicable to Common Stock is positive (but with no deduction on account of negative Consolidated Net Income Applicable to Common Stock for any fiscal period of the Borrower) plus (iii) 75% of the aggregate increase in Consolidated Net Worth attributable to the issuance and sale after June 30, 1995 of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Borrower or
(y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock after June 30, 1995.

          SECTION 6.10. Negative Pledge - Liens. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $585,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary;

          (f) any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

          (g ) any Lien on property constituting substitutions or replacements for, or additions or accessions to, property of the Borrower or a Subsidiary and created pursuant to after-acquired property provisions of any Lien otherwise permitted by any of the foregoing clauses;

          (h) Liens for or in connection with taxes or assessments, governmental charges and similar charges not delinquent or being contested in good faith by appropriate proceedings, including deposits as security in connection therewith;

          (i) Liens reserved in or arising under leases constituting "Debt" as described in clause (ii) of the definition thereof, or reserved in or arising under licenses, permits or operating leases for rent or other charges or to secure the performance of obligations thereunder;

          (j) Liens granted or arising in favor of an operator on assets subject to joint operations to secure payments or other obligations due such operator in connection with the operation of such assets;

          (k) Liens granted or arising on joint venture and partnership interests in favor of such joint ventures or partnerships or the other partners or owners thereof on the Borrower's or its Subsidiaries' interests therein, or on the assets of such partnerships or joint ventures, to secure payments or other obligations due to such partnerships or joint ventures or the other partners or owners thereof with respect to the business of such partnerships or joint ventures;

          (l) Mechanics and materialmens liens or any lien or charge in connection with workmens' compensation, unemployment insurance or other social security or old age pension obligations or deposits in connection therewith, including obligations under ERISA; good faith deposits in connection with tenders or leases of real estate, bids or contracts; deposits to secure public or statutory obligations or to secure or in lieu of surety bonds;

          (m) Liens securing judgments or orders for the payment of money, or surety or appeal bonds with respect to any such judgments or order, in an aggregate amount not exceeding $25,000,000, so long as no Event of Default exists with respect thereto under Section 7.01(j);

          (n) Liens on property of a Subsidiary to secure obligations of such Subsidiary to the Borrower or to another Subsidiary; provided however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than the Borrower or another Subsidiary unless such Liens are otherwise permitted hereunder; provided further that any Lien on property of a non-Partnership Subsidiary to secure obligations of such non-Partnership Subsidiary to a Partnership Subsidiary shall not constitute a Lien permitted by this clause (n);

          (o) Rights reserved to or vested in, or obligations or duties owed to, any governmental or public authority or railroad or utility by the terms of any right, power, franchise, grant, license, permit or provision of law; and any easement, right-of-way, mineral lease or other agreement relating to the exploration, development, production or other exploitation of mining, oil, gas, timber or other natural resources, exception or reservation in any property of the Borrower or any Subsidiary granted or reserved in any property of the Borrower or any Subsidiary which do not materially impair the use of the property of the Borrower and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Borrower and its Subsidiaries;

          (p) Liens and encumbrances (other than those securing Debt or Derivative Obligations) existing upon property or rights in or relating thereto, including rights of tenants in common or other common owners; zoning, planning, environmental laws and ordinances and governmental regulations; and minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of the property of the Borrower and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Borrower and its Subsidiaries;

          (q) Liens on cash, cash equivalents, options or futures positions and other account holdings securing Derivatives Obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms; provided that the aggregate amount of assets subject to such Liens shall at no time exceed $60,000,000;

          (r) Liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business in favor of banks, brokers or other creditors;

          (s) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

          (t) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Consolidated Net Worth.

          SECTION 6.11. Subsidiary Debt. The Borrower will not permit any Subsidiary to become or to be liable in respect of any Debt other than (i) Debt existing on the date of this Agreement in aggregate amount not exceeding $585,000,000, (ii) Debt secured by a Lien permitted by clauses (a) through (r) of Section 6.10, (iii) Debt of a Person existing at the time such Person becomes a Subsidiary and not created in contemplation of such event and (iv) refinancings, extensions, renewals or refundings of any Debt permitted by the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased.

          SECTION 6.12.  Investments, Loans, Advances.

(a) Neither the Borrower nor any Subsidiary will make any loan or advance to, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to or Guarantee any obligations of (each, an "Investment"), any Person, except that:

          (i) the Borrower or any Subsidiary may make or permit to remain outstanding Investments in the Borrower or any Subsidiary, or in any other entity which will be a Subsidiary immediately after such Investment; provided that no such Investment may be made in any Partnership Subsidiary unless such Investment is a Permitted Partnership Investment, as such term is defined below in Subsection 6.12(b);

          (ii) the Borrower or any Subsidiary may own, purchase or acquire any Permitted Cash Investment, and may own any Investment existing at the Effective Date;

          (iii) the Borrower or any Subsidiary may make investments in property used or useful in the business of the Borrower and its Subsidiaries;

          (iv) the Borrower or any Subsidiary may own accounts receivable, and conversions of overdue accounts receivable to notes, from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

          (v) the Borrower or any Subsidiary may make prepayments in the ordinary course of business or to obtain trade credit;

          (vi) the Borrower and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

          (vii) the Borrower and its Subsidiaries may make travel, relocation and other like advances to officers and employees in the ordinary course of business; and

          (viii) subject to the provisions of Section 6.04, the Borrower or any Subsidiary may make or acquire any Investment not otherwise permitted by the foregoing clauses of this Subsection 6.12(a) if, immediately after such Investment is made or acquired, the aggregate amount of all Investments made pursuant to this clause (viii), net of repayment of any such Investments, does not exceed 25% of the Consolidated Net Worth of the Borrower as of the date of such determination.

     (b) Notwithstanding the foregoing, neither the Borrower nor any non-Partnership Subsidiary will make any Investment in any Partnership Subsidiary, except for the following (each a "Permitted Partnership Investment"):

          (i) transfers of assets made after the Effective Date so long as the aggregate fair market value of such assets does not exceed $47,500,000;

          (ii) transfers of cash by the Borrower to any Partnership Subsidiary in the form of indebtedness for borrowed money owing by any Partnership Subsidiary to the Borrower in an aggregate outstanding principal amount that does not exceed $50,000,000;

          (iii) the Partnership Leases in existence on the date hereof and described in clauses (a), (b), (c) and (d) of the definition of "Partnership Leases," and other Partnership Leases entered into after the date hereof with respect to which (A) the Borrower or a direct Subsidiary of the Borrower is the lessor and a Partnership Subsidiary is the lessee and (B) the aggregate costs incurred by such lessors to acquire or construct the equipment or facilities subject to such Partnership Leases do not exceed $50,000,000;

          (iv) the Borrower or any Subsidiary may Guarantee any obligation (other than Debt) arising in the ordinary course of business of any Partnership Subsidiary;

          (v) purchases by the Borrower or any Subsidiary of First Mortgage Notes issued and outstanding prior to the Effective Date;

          (vi) from and after December 31, 1996, the Borrower or any non-Partnership Subsidiary may make any Investment in any Partnership Subsidiary not otherwise permitted by the foregoing clauses of this Subsection 6.12(b), provided that, at the time such Investment is proposed to be made and after giving effect thereto, (A) the ratio determined pursuant to Section 6.07 shall have been not less than 2.25 to 1.0 as at the end of each of the two non-Turnaround fiscal quarters then most recently ended, (B) no Default shall have occurred and be continuing and (C) the aggregate amount of all Investments made pursuant to this clause (vi), net of repayment of any such Investments, shall not exceed $100,000,000.

          SECTION 6.13. Consolidations, Mergers and Transfers of Assets. Neither the Borrower nor any Subsidiary will:

          (a) merge or consolidate with any other Person; provided, that a Subsidiary may merge with another Person to effect a Transfer permitted under clause (b) below;

          (b) sell, lease, transfer or otherwise dispose of (each, a Transfer ) all or part of its assets (other than (x) Transfers of inventory in the ordinary course of business, (y) Transfers of cash or short-term investments otherwise permitted under this Agreement and (z) Transfers of obsolete or worn-out machinery, fixtures and equipment), to any Person, which assets have a fair market value (as determined in good faith by the Borrower s or applicable Subsidiary s Board of Directors) which, when aggregated with the proceeds of the other assets of the Borrower and its Subsidiaries Transferred subsequent to the date hereof (exclusive of Transfers permitted by the following provisos) are in an amount in excess of 25% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided that, subject to Section 6.12:

               (i) any Subsidiary may merge with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;

               (ii) the Borrower or any non-Partnership Subsidiary may Transfer any of its assets to the Borrower or another non-Partnership Subsidiary, and any Partnership Subsidiary may Transfer any of its assets to the Borrower or another Subsidiary;

               (iii) the Borrower or any non-Partnership Subsidiary may transfer any asset to any Partnership Subsidiary so long as (A) the consideration received by the transferor in respect of such transfer is at least equal to the fair market value of the assets so transferred and (B) the warranty, indemnity and other non-monetary obligations imposed on the parties to such transfer are no more burdensome than those that would be imposed at such time in a comparable arm's-length transaction with a third party;

               (iv) the Borrower may merge or consolidate with any other Person, provided that:

                         (A)  at the time of such event no Default shall have
occurred and be continuing or would occur after giving effect to such event;
and

                         (B)  the Borrower shall be the continuing or
surviving corporation; and

               (v) a Subsidiary may merge or consolidate with any Person organized under the laws of the United States, the District of Columbia, or any State of the United States, provided that no Default shall have occurred and be continuing or would occur after giving effect to such event and that the surviving or successor entity shall be a Subsidiary.

          SECTION 6.14. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower to fund working capital, letters of credit and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          SECTION 6.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except in the ordinary course of business and on an arm's-length basis on terms not materially less favorable to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

          SECTION 6.16. Lease Payments. Neither the Borrower nor any Consolidated Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of three years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Borrower and its Consolidated Subsidiaries have so incurred or assumed subsequent to June 30, 1995 (exclusive of leases which represent extensions or renewals of leases entered into by the Borrower or any Consolidated Subsidiary prior to June 30,
1995) will exceed, on a consolidated basis, for any calendar year under all such leases (excluding capital leases), an amount equal to 5% of Consolidated Net Worth.

          SECTION 6.17. Restriction on Other Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of restricting the ability of any Subsidiary of the Borrower to pay dividends or make any distribution, loans or advances to the Borrower or any Subsidiary of the Borrower owning any capital stock of or other equity interest in such Subsidiary (other than (i) the Partnership Indenture, as such prohibition or restriction exists on the date hereof or
(ii) this Agreement).

                                ARTICLE VII

                                 DEFAULTS

     SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or any Unpaid Drawing, or shall fail to pay within five days of the due date any interest, any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.07 to 6.16, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower (excluding, however, any such Person or group entitled to report such ownership on Schedule 13G in accordance with Rule 13d-1(b)(1) or (2)); or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (unless the election, or the nomination for election, by the shareholders of the Borrower, or the appointment by the Board of Directors, of each new director during such 24-month period was approved by the vote at a meeting or the written consent of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 7.02. Cash Cover. The Borrower agrees, in addition to the provisions of Section 7.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Banks, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral for the Letter of Credit Outstandings) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 7.01(g) or 7.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.

          SECTION 7.03. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                               ARTICLE VIII

                         THE ADMINISTRATIVE AGENT

          SECTION 8.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 8.02. Administrative Agent and Affiliates. Morgan Guaranty shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Administrative Agent hereunder.

          SECTION 8.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VII.

          SECTION 8.04. Consultation with Experts. The Administrative Agent and the Issuing Bank may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 8.05. Liability of Administrative Agent. Neither the Administrative Agent nor the Issuing Bank nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Issuing Bank nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent or the Issuing Bank; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither the Administrative Agent nor the Issuing Bank shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 8.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and the Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 8.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 8.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

          SECTION 8.09. Administrative Agent's Fee. The Borrower shall pay to each of the Administrative Agent, the Syndication Agent and the Issuing Bank, for its own account fees in the amounts and at the times previously agreed upon between the Borrower and it.

          SECTION 8.10. Syndication Agent. Nothing in this Agreement shall impose upon the Syndication Agent, in such capacity, any obligation or liability whatsoever.

                                ARTICLE IX

                          CHANGE IN CIRCUMSTANCES

          SECTION 9.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 9.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 9.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with the basis for determining such additional amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank agrees to act in good faith and to use reasonable averaging and attribution methods.

          (d) In the event any Bank shall seek compensation pursuant to this Section, the Borrower may give notice to such Bank (with copy to the Administrative Agent) that it wishes to seek one or more financial institutions (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Note and its interest in any outstanding Letters of Credit. Each Bank requesting compensation pursuant to this Section agrees to sell its Commitment, Loans, Note and interest in this Agreement and any other credit documents to any such financial institution pursuant to, and subject to the conditions contained in
Section 9.06.

          SECTION 9.04. Taxes. (a) For purposes of this Section 9.04, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on or measured by its income and/or net worth, and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office or other permanent establishment for the conduct of business is located, and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Letter of Credit or any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Letter of Credit or any Note.

          (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 9.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 9.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 9.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which would require the Borrower to pay additional amounts to or for the account of such Bank pursuant to this Section 9.04, and such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with the basis for determining such additional amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank agrees to act in good faith and to use reasonable averaging and attribution methods.

          SECTION 9.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 9.02 or (ii) any Bank has demanded compensation under Section 9.03 or 9.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 9.06. Borrower's Right to Replace Banks. If at any time any Bank shall be in receivership or shall seek compensation or recompense pursuant to any provision of this Article IX, the Borrower shall have the right to replace such Bank with another financial institution; provided, that such new financial institution shall be acceptable to the Issuing Bank and the Administrative Agent (unless the Bank to be replaced is the Administrative Agent, in which case such new financial institution shall be acceptable to the Issuing Bank). Each Bank agrees to its replacement at the option of the Borrower pursuant to this Section, provided, that the successor financial institution shall purchase without recourse the Commitment of such Bank and all obligations of the Borrower to such Bank hereunder and under the Notes for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid fees and letter of credit fees accrued for the account of such Bank, and all other amounts (if any) then owing to such Bank hereunder and otherwise in accordance with this Agreement (including such amounts, if any, as would be payable by the Borrower pursuant to Section 2.13 if the Loans of such Bank were prepaid in full on such date). Nothing contained in this Section shall alter or modify the Borrower s obligation to pay any amount payable to or for the account of the replaced Bank pursuant to any other Section of this Article IX accruing prior to the replacement of such Bank. Notwithstanding anything to the contrary contained in this Section 9.06, the Issuing Bank may not be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the such bank (including, the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such bank) have been made with respect to such outstanding Letters of Credit.

                                 ARTICLE X

                               MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article IX shall not be effective until received.

          SECTION 10.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent and the Issuing Bank, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent, the Syndication Agent or the Issuing Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any Unpaid Drawing or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any Unpaid Drawing or any fees hereunder or for termination of any Commitment, (iv) extend the Letter of Credit Termination Date or (except as expressly contemplated by Section 3.02) the expiry date of any Letter of Credit or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article IX with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 or such lesser amount as may be acceptable to the Borrower and the Administrative Agent), of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Issuing Bank and the Administrative Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 9.03 or
9.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02, 9.03 or 9.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.07. Collateral. Each of the Banks represents to the Administrative Agent, the Syndication Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby (i) submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; provided, however, that nothing in this Section 10.08 is intended to waive the right of any party to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law.

          SECTION 10.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         VALERO ENERGY CORPORATION


                         By /s/ John D. Gibbons
                            Name:  John D. Gibbons
                            Title: Treasurer
                            530 McCullough Avenue
                            San Antonio, TX 78215
                            Facsimile number: 210-246-3494

Commitments
$21,000,000                   MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                         By /s/ James S. Finch
                            Name:   James S. Finch
                            Title:  Vice President

$21,000,000                   BANK OF MONTREAL


                         By /s/ Julia B. Buthman
                            Name:   Julia B. Buthman
                            Title:  Director

$18,000,000                   THE BANK OF NOVA SCOTIA


                         By /s/ F.C.H. Ashby
                            Name:   F.C.H. Ashby
                            Title:  Senior Manager Loan Operations

$18,000,000                   THE BANK OF TOKYO, LTD.


                         By /s/ Michael Meiss
                            Name:   Michael Meiss
                            Title:  Vice President

$18,000,000                   BANQUE NATIONALE DE PARIS,
                              HOUSTON AGENCY


                         By /s/ Henry F. Setina
                            Name:   Henry F. Setina
                            Title:  Vice President

$18,000,000                   CANADIAN IMPERIAL BANK OF COMMERCE


                         By /s/ Gary C. Gaskill
                            Name:   Gary C. Gaskill
                            Title:  Authorized Signatory

$18,000,000                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                         By /s/ Xavier Ratouis
                            Name:   Xavier Ratouis
                            Title:  Authorized Signature

$18,000,000                   THE FUJI BANK, LIMITED
                              HOUSTON AGENCY


                         By /s/ Kenichi Tatara
                            Name:   Kenichi Tatar
                            Title:  Vice President & Manager

$18,000,000                   THE INDUSTRIAL BANK OF JAPAN, LTD.


                         By /s/ Robert W. Ramage, Jr.
                            Name:   Robert W. Ramage, Jr.
                            Title:  Senior Vice President

$18,000,000                   SOCIETE GENERALE
                              SOUTHWEST AGENCY


                         By /s/ Paul E. Cornell
                            Name:   PaulE. Cornell
                            Title:  First Vice President

$18,000,00                    TORONTO DOMINION (TEXAS), INC.


                         By /s/ Frederic Hawley
                            Name:   Frederic Hawley
                            Title:  Vice President

$14,000,000                   THE FIRST NATIONAL BANK OF BOSTON


                         By /s/ George W. Passela
                            Name:   George W. Passela
                            Title:  Managing Director

$14,000,000                   THE FIRST NATIONAL BANK OF CHICAGO


                         By /s/ Helen A. Carr
                            Name:   Helen A. Carr
                            Title:  Attorney-in-fact

$14,000,000                   ROYAL BANK OF CANADA


                         By /s/ Everett M. Harner
                            Name:   Everett M. Harner
                            Title:  Manager

$14,000,000                   THE SANWA BANK LIMITED,
                              DALLAS AGENCY



                         By /s/ Blake Wright
                            Name:   Blake Wright
                            Title:  Vice President

$8,000,000                    BHF-BANK AG


                         By /s/ Paul Travers
                            Name:   Paul Travers
                            Title:  Vice President

                         By /s/ Perry Forman
                            Name:   Perry Forman
                            Title:  Assistant Vice President

$8,000,000                    CHRISTIANIA BANK


                         By /s/ Justin F. McCarty, III
                            Name:   Justin F. McCarty, III
                            Title:  Vice President

                         By /s/ Carl-Petter Svendsen
                            Name:   Carl-Petter Svendsen
                            Title:  First Vice President

$8,000,000                    THE DAIWA BANK, LIMITED


                         By /s/ James T. Wang
                            Name:   James T. Wang
                            Title:  Vice President & Manager

                         By /s/ Kim A. Uhlemann
                            Name:   Kim A. Uhlemann
                            Title:  Vice President

$8,000,000                    THE FROST NATIONAL BANK


                         By /s/ Phil Dudley
                            Name:   Phil Dudley
                            Title:  Vice President

$8,000,000                    THE MITSUBISHI BANK, LTD.


                         By /s/ Shoji Honda
                            Name:   Shoji Honda
                            Title:  General Manager
_________________

Total Commitments

$300,000,000
=================


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Administrative Agent


                         By /s/ James S. Finch
                            Name:   James S. Finch
                            Title:  Vice President
                            60 Wall Street
                            New York, New York  10260-0060
                            Attention:
                            Fax:

                         BANK OF MONTREAL, as Syndication Agent
                           and Issuing Bank


                         By /s/ Julia B. Buthman
                            Name:   Julia B. Buthman
                            Title:  Director
                            700 Louisiana Avenue, Suite 4400
                            Houston, Texas 77002
                            Attention:
                            Fax:

                             PRICING SCHEDULE

          The "Euro-Dollar Margin", "Facility Fee Rate" and "Letter of Credit Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

Status                   Level I       Level II       Level III       Level IV      Level V       Level VI       Level VII

Euro-Dollar Margin       0.1450%       0.1550%        0.2650%         0.300%        0.3125%       0.5000%        0.5000%

Facility Fee Rate        0.080%        0.095%         0.110%          0.150%        0.1875%       0.2500%        0.3750%

Letter of Credit Rate    0.1450%       0.1550%        0.2650%         0.3000%       0.3125%       0.5000%        0.5000%


          For purposes of this Schedule, the following terms have the following meanings (subject to the last paragraph of this Schedule):

          "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated at least A+ by S&P or at least A1 by Moody's.

          "Level II Status" exists at any date if, at such date, (i) the Borrower's long- term debt is rated at least A- by S&P or at least A3 by Moody's and (ii) Level I Status does not exist.

          "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB+ by S&P or at least Baa1 by Moody's and (ii) neither Level I Status nor Level II Status exists.

          "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB by S&P or at least Baa2 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

          "Level V Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB- by S&P or at least Baa3 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

          "Level VI Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BB+ by S&P or at least Ba1 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status exists.

          "Level VII Status" exists at any date if, at such date, no other Status exists.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

          If the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level III Status, as does A-/Baa3).

                                             EXHIBIT A

                                   NOTE

                                        New York, New York
                                        November 1, 1995

          For value received, Valero Energy Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of __________
(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of November 1, 1995 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              VALERO ENERGY CORPORATION


                              By ________________________
                                 Name:
                                 Title:

                      LOANS AND PAYMENTS OF PRINCIPAL
_________________________________________________________________________

                                 Amount of
            Amount   Type of      Principal       Maturity      Notation
   Date    of Loan    Loan         Repaid           Date        Made By
_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

                                             EXHIBIT B

                    Form of Money Market Quote Request

                                       [Date]


To:       Morgan Guaranty Trust Company of New York
            (the "Administrative Agent")

From:     Valero Energy Corporation

Re: Credit Agreement (the "Credit Agreement") dated as of November 1, 1995, among Valero Energy Corporation, the Banks listed on the signature pages thereof, the Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

 Date of Borrowing:  __________________

Principal Amount*                 Interest Period**

$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit Agreement.


                              VALERO ENERGY CORPORATION



                              By ________________________
                                 Name:
                                 Title:

________________

 *Amounts must be $1,000,000 or a larger multiple of $1,000,000.
**Not less than one month (LIBOR Auction) or not less than 7 days
  (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                             EXHIBIT C

                Form of Invitation for Money Market Quotes

To:       [Name of Bank]

Re: Invitation for Money Market Quotes to Valero Energy Corporation (the "Borrower")

          Pursuant to Section 2.03 of the Credit Agreement dated as of November 1, 1995 among the Borrower, the Banks parties thereto, the undersigned, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                 Interest Period
$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [11:30 A.M.] (New York City time) on [date].

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By______________________
                                 Authorized Officer

                                             EXHIBIT D

                        Form of Money Market Quote

To:       Morgan Guaranty Trust Company of New York,
            as Administrative Agent

Re:       Money Market Quote to Valero Energy Corporation (the
          "Borrower")

          In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:

     _____________________________

3.   Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest       Money Market
 Amount**      Period***      [Margin****]      [Absolute Rate*****]
 $

$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of November 1, 1995 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                              Very truly yours,

                              [NAME OF BANK]


Dated:_______________        By:__________________________
                                 Authorized Officer

__________

     *As specified in the related Invitation.
    **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple of $1,000,000.
   ***Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
  ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
 *****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                             EXHIBIT E

                                OPINION OF
                         COUNSEL FOR THE BORROWER


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          I am General Counsel and Executive Vice President of Valero Energy Corporation (the "Borrower") and am furnishing this opinion in connection with the Credit Agreement (the "Credit Agreement") dated as of November 1, 1995 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 4.01(c) of the Credit Agreement.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any reports required to be filed by the Borrower with or to the Securities and Exchange Commission (or any successor thereto) pursuant to the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4. Except as disclosed in the Borrower's Form 10-K for 1994 and in the Borrowers Form 10-Q for the second quarter of 1995, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

          5. Each of the Borrower's Subsidiaries is a corporation duly organized or a partnership duly formed, as applicable, validly existing and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole. Each of the Borrower's Subsidiaries has all corporate or partnership, as applicable, power and all governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and where the failure to have any such corporate or partnership power, licenses, authorizations, consents or approvals could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole.

          I am a member of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the federal laws of the United States and the General Corporation Law of the State of Delaware. I have assumed for the purposes of providing my opinion in paragraph 3 that the laws of the State of New York are the same as the laws of the State of Texas.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                            Very truly yours,

                                                  EXHIBIT F


                                OPINION OF
                  DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                       FOR THE ADMINISTRATIVE AGENT


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of November 1, 1995 among Valero Energy Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), and Bank of Montreal, as Syndication Agent and Issuing Bank, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                              Very truly yours,

                                               EXHIBIT G

                    ASSIGNMENT AND ASSUMPTION AGREEMENT

          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), VALERO ENERGY CORPORATION (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent") and BANK OF MONTREAL, as Issuing Bank (the "Issuing Bank").

                             W I T N E S E T H

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of November 1, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent and the Issuing Bank (the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

          WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, the Issuing Bank and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          [SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower, the Issuing Bank and the Administrative Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Issuing Bank and the Administrative Agent is evidence of this consent. Pursuant to Section 10.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By _________________________
                                 Name:
                                 Title:

                              [ASSIGNEE]


                              By __________________________
                                 Name:
                                 Title:

                              VALERO ENERGY CORPORATION


                              By __________________________
                                 Name:
                                 Title:

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By __________________________
                                 Name:
                                 Title:

                              BANK OF MONTREAL


                              By __________________________
                                 Name:
                                 Title:

                                                                  EXHIBIT H

                        [FORM OF BORROWING NOTICE]

                                                           Date ___________

Morgan Guaranty Trust Company of New York,
     as agent
  under the Credit Agreement
  referred to below

Ladies and Gentlemen:

          The undersigned (the "Borrower") refers to the Credit Agreement dated as of November 1, 1995 (as the same may be amended) from time to time, the "Credit Agreement"), among Valero Energy Corporation, the Banks party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The Borrower hereby notifies you, pursuant to Section [2.02] [2.03(f)] of the Credit Agreement, of its election to make the following Borrowing:

1.   Amount:                  _________________________________

2.   Type of Borrowing:       _________________________________

3.   Date of Borrowing:       _________________________________

4.   Interest Period for
     Fixed Rate Borrowing:    _________________________________

5.   Due Date:                _________________________________


                              VALERO ENERGY CORPORATION


                              By___________________________
                                 Name:
                                 Title: